KPMG LETTERHEAD



               CONSENT OF INDEPENDENT AUDITORS


To the Board of Trustees and Shareholders of the LFC Utilities Trust:

We consent to the use of our report (incorporated by reference) and to the reference to our Firm under the heading "Certain Information Concerning the Portfolio-
Independent Auditors of the Portfolio" in the Statement of Additional Information.


KPMG PEAT MARWICK LLP
---------------------
KPMG PEAT MARWICK LLP

Chicago, IL
February 12, 1996

S:\FUNDS\EDGAR\TRUSTIII\CONSENT.ASC